UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2023 (the “Amendment Closing Date”), Barnes & Noble Education, Inc. (the “Company”) entered into (i) a Seventh Amendment (the “ABL Amendment”) to the Credit Agreement, dated as of August 3, 2015 (as amended prior to the ABL Amendment, the “ABL Credit Agreement”), among the Company, as the lead borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (the “ABL Agent”) and (ii) a Second Amendment (the “Term Loan Amendment”) to the Term Loan Credit Agreement, dated as of June 7, 2022 (as amended prior to the Term Loan Amendment, the “Term Loan Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company party thereto as guarantors, TopLids LendCo, LLC and Vital Fundco, LLC, as lenders, and TopLids LendCo, LLC, as administrative agent and collateral agent for the lenders.

The ABL Amendment amends the ABL Credit Agreement to (i) increase the applicable margin with respect to the interest rate under the ABL Credit Agreement to 3.75% per annum, in the case of interest accruing based on a Secured Overnight Financing Rate, and 2.75%, in the case of interest accruing based on an alternative base rate, in each case, without regard to a pricing grid, (ii) defer the reduction of advance rates by an amount equal to 500 basis points previously required on May 31, 2023 to September 1, 2023, (iii) require cash flow reporting and variance testing commencing June 3, 2023 and (iv) defer prepayment upon certain liquidity events to September 1, 2023.

In lieu of the fee equal to 1.00% of the outstanding principal amount of the commitments under the ABL Credit Agreement due on September 29, 2023, the Company shall pay such fee on July 31, 2023.

The Term Loan Amendment amends the Term Loan Credit Agreement to defer prepayment upon certain liquidity events to September 1, 2023.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Term Loan Amendment and the ABL Amendment, as applicable, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending April 29, 2023.

Item 2.02.	Results of Operations and Financial Condition.

On May 31, 2023, the Company issued a press release, attached as Exhibit 99.1 hereto and incorporated by reference in its entirety in this Item 2.02 (1) providing certain preliminary fiscal year 2023 results and (2) announcing that, on May 31, 2023, BNED Digital Holdings, LLC, an indirect wholly-owned subsidiary of the Company, sold 100% of the equity interests of Student Brands, LLC to Learneo, Inc. pursuant to a Purchase Agreement dated as of the same date.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Item 2.02 of this Current Report is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this Current Report:

Exhibit No.	Description

99.1	Press release, issued May 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2023

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, Corporate Development & Affairs and Chief Legal Officer